UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 29, 2009 (May 29, 2009)
GASCO ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32369	98-0204105
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(Address of principal executive office)
(Registrant’s telephone number, including area code): (303) 483-0044
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Gasco Energy, Inc. (the “Company”) previously reported that on May 14, 2009, it entered into that Third Amendment to Credit Agreement (the “Third Amendment”), amending the Credit Agreement dated as of March 29, 2006 by and among the Company, certain of its subsidiaries as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Pursuant to the Third Amendment, the Company is required to retain a financial consultant acceptable to the Administrative Agent by May 29, 2009, for and until such time as the Administrative Agent consents to termination. Accordingly, effective May 29, 2009, the Company executed an engagement letter with CoveView Advisors LLC (“CoveView”), pursuant to which CoveView will act as the Company’s financial consultant and advisor. The Administrative Agent has informed the Company that CoveView is an acceptable financial consultant as required under the Third Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.
Date: May 29, 2009	By:	/s/ W. King Grant
		Name:	W. King Grant
		Title:	Executive Vice President and Chief Financial Officer